UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 21, 2015

MGT CAPITAL INVESTMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32698	13-4148725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Mamaroneck Avenue, Suite 204, Harrison, NY 10528

(Address of principal executive offices)

(914) 630-7431

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on June 12, 2015 by MGT Capital Investments, Inc. (the “Company”), on June 11, 2015 MGT Sports, Inc., a wholly-owned subsidiary of the Company (“Sports”), entered into an Asset Purchase Agreement (the “Agreement”) with Random Outcome USA Inc., a Delaware corporation (“RO”). Also as reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 6, 2015, on June 30, 2015 Sports and RO entered into an amendment to the Agreement (the “First Amendment”).

The First Amendment, among other things: (i) extended the closing date for the transaction contemplated by the Agreement to July 15, 2015 (from June 30, 2015); (ii) modified a portion of the purchase price from a cash payment to the Company of $4,000,000 to a cash payment to the Company of $2,000,000 plus the issuance to the Company of a senior secured promissory note in the principal amount of $2,000,000, with a maturity date not to exceed 90 days from the issuance of the senior secured promissory note; and (iii) increased the number of shares under the one year warrant to be issued to the Company pursuant to the Agreement from 1,000,000 shares of the common stock of RO (the “RO Common Stock”) to 1,250,000 shares of RO Common Stock.

On July 21, 2015, Sports and RO entered into an additional amendment to the Agreement (the “New Amendment”). Pursuant to the New Amendment, the First Amendment is null and void and (i) the closing date for the transaction contemplated by the Agreement shall be extended to on or before August 31, 2015 at the election of RO; (ii) the Company shall receive a cash payment equal to the sum of (a) $4,000,000 and (b) $10,000 per day for the period starting July 15, 2015 and ending on the closing date; (iii) instead of a one-year warrant to purchase 1,000,000 shares of RO common stock, RO shall issue to the Company a three-year warrant to purchase 500,000 shares of RO Common Stock at an exercise price of $1.00, a three-year warrant to purchase 500,000 shares of RO Common Stock at an exercise price of $1.33, and a three-year warrant to purchase 500,000 shares of RO Common Stock at an exercise price of $1.66; and (iv) the termination date of the Agreement shall be extended to August 31, 2015 (from July 15, 2015). Between July 15, 2015 and July 21, 2015, the parties entered into other amendments that did not become effective.

The New Amendment became effective on July 22, 2015, upon Sports’ entry into a binding memorandum of understanding (the "Memorandum") to sell shares of its Series A Preferred Stock (the “Preferred Stock”) to a third party investor for a purchase price of $250,000, and the payment to Sports of the $250,000. The Preferred Stock shall have a stated value of $250,000, a liquidation preference of $250,000 and be senior to all existing and future equity of Sports. Holders of Series A Preferred Stock may convert the Preferred Stock into 6.25% of Sports’ issued and outstanding common stock at any time and shall not be entitled to voting rights.. Sports may redeem the Preferred Stock at 100% of the stated value, and holders may redeem the Preferred Stock at 100% of the stated value following consummation of the transactions contemplated by the Agreement.

The foregoing descriptions of the New Amendment and the Memorandum do not purport to be complete and are qualified in their entirety by reference to the full text of the New Amendment and the full text of the Memorandum, copies of which are attached as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment to the Asset Purchase Agreement by and between MGT Sports, Inc. and Random Outcome USA Inc., dated July 21, 2015.

10.2	Binding Memorandum of Understanding by and between MGT Sports, Inc. and Kuusamo Capital Ltd., dated July 21, 2015.
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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGT CAPITAL INVESTMENTS, INC.

Dated: July 22, 2015	By:	/s/ Robert B. Ladd
Robert B. Ladd, President and Chief Executive Officer

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